UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 1, 2014, Parkway Properties, Inc. (the “Company”), Parkway Properties LP (the “Borrower”) and certain subsidiaries of the Borrower entered into a credit agreement (the “Amended Credit Agreement”) providing for a $250 million unsecured revolving credit facility (the “Revolving Facility”), a $250 million unsecured term loan facility with a five-year maturity (the “5-Year Term Loan”), and a $100 million delayed draw unsecured term loan facility with a seven-year maturity (the “7-Year Term Loan”, and together with the Revolving Facility and the 5-Year Term Loan, ,the “Facilities”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent and the lenders party thereto. The Amended Credit Agreement amended, restated, and consolidated (1) the Amended and Restated Credit Agreement, dated as of March 30, 2012, among the Company, the Borrower, Wells Fargo as Administrative Agent and the lenders party thereto, as amended, (2) the Term Loan Agreement, dated as of September 28, 2012, among the Company, the Borrower, KeyBank National Association as Administrative Agent and the lenders party thereto, as amended, and (3) the Term Loan Agreement, dated as of June 12, 2013, among the Company, the Borrower, Wells Fargo as Administrative Agent and the lenders party thereto, as amended.
As of April 1, 2014, no amounts had been drawn on the Revolving Facility and the 5-Year Term Loan was fully funded. The 7-Year Term Loan was not funded as of April 1, 2014, but includes a delayed draw feature providing for a period of one year during which the Borrower may draw all or a portion of the $100 million commitment in not more than two draws. The Borrower currently expects to draw the full amount of such commitment on April 8, 2014.
The Revolving Facility has an initial maturity date of March 30, 2018, but is subject to a one year extension option at the election of the Borrower. The exercise of the extension option requires the payment of an extension fee and the satisfaction of certain other customary conditions. The 5-Year Term Loan has a maturity date of March 29, 2019 and the 7-Year Term Loan has a maturity date of March 31, 2021. The Amended Credit Agreement also permits the Borrower to utilize up to $20 million of the Revolving Facility for the issuance of letters of credit and includes a swingline loan capacity for up to $25 million in same day borrowings. The Amended Credit Agreement includes an accordion feature that, subject to obtaining additional loan commitments from lenders and certain other customary conditions, allows for an increase in the amount of the loans under the Amended Credit Agreement to an aggregate principal amount of up to $1 billion.
Prior to the date on which the Borrower obtains a credit rating of BBB- or higher from Standard & Poor’s Rating Services or Baa3 or higher from Moody’s Investors Services, Inc. (an “Investment Grade Rating”), the interest rate applicable to the loans varies according to the Company’s leverage ratio, and may, at the election of the Company, be determined on the basis of a LIBOR or a base rate (determined according to the highest three rates), in either case, plus an applicable margin. For LIBOR loans, the applicable margin varies (1) in the case of the Revolving Facility, from 1.40% to 2.00% (with such rate being 1.55% as of April 1, 2014), (2) in the case of the 5-Year Term Loan, from 1.35% to 1.90% (with such rate being 1.45% as of April 1, 2014), and (3) in the case of the 7-Year Term Loan, from 1.75% to 2.30% (with such rate being 1.90% as of April 1, 2014). In the case of base rate loans, the applicable margin is the same as that applicable to LIBOR loans less 1.00%.
Prior to the date on which the Borrower obtains an Investment Grade Rating, to the extent that amounts under the Revolving Facility remain unused, the Borrower is required to pay a quarterly commitment fee on the unused portion of the Revolving Facility in an amount equal to (1) if the unused portion of the Revolving Facility is less than or equal to 50% of the Revolving Facility, 0.15% of the unused portion of the Revolving Facility and (2) if the unused portion of the Revolving Facility is greater than 50% of the Revolving Facility, 0.25% of the unused portion of the Revolving Facility. On and after the date on which the Borrower obtains an Investment Grade Rating, the Borrower is required to pay a quarterly commitment fee on the Revolving Facility in an amount equal to the aggregate amount of the Revolving Facility multiplied by an applicable margin, which varies from 0.15% to 0.25% depending on the Company’s leverage ratio (with such rate being 0.15% as of April 1, 2014).

In the event that the Borrower obtains an Investment Grade Rating, the applicable margin will be determined by such credit rating rather than the leverage ratio. In such event, in the case of LIBOR loans, the applicable margin will vary (1) in the case of the Revolving Facility, from 0.85% to 1.80%, (2) in the case of the 5-Year Term Loan, from 0.95% to 1.90%, and (3) in the case of the 7-Year Term Loan, from 1.40% to 2.35%. In the case of base rate loans, the applicable margin is the same as that applicable to LIBOR loans less 1.00%, except in the case when such calculation would result in a negative applicable margin, in which case the applicable margin will be 0.00%.
The Facilities are guaranteed pursuant to a Guaranty Agreement (the “Amended Guaranty”) by the Company and all wholly owned material subsidiaries of the Borrower that are not otherwise prohibited from guarantying the Facilities.
The Amended Credit Agreement requires that the Company, the Borrower and its subsidiaries comply with various covenants, including covenants restricting liens, indebtedness, investments, mergers, asset sales and the payment of certain dividends. In addition, the Amended Credit Agreement requires that the Company satisfy certain financial maintenance covenants, including:

●	ratio of total debt to total asset value of not more than 60% (subject to a higher level in certain circumstances);
●	ratio of adjusted EBITDA to fixed charges of not less than 1.50 to 1.00;
●	ratio of secured indebtedness to total asset value of not more than 50%;
●	ratio of secured recourse debt to total asset value of not more than 10%;
●	ratio of net operating income from unencumbered properties satisfying certain criteria specified in the Amended Credit Agreement to unsecured indebtedness of not less than 10%; and
●	tangible net worth of not less than $1 billion.

     The Amended Credit Agreement includes customary representations and warranties of the Company and the Borrower, which must continue to be true and correct in all material respects as a condition to future draws under the Revolving Facility and the 7-Year Term Loan. The Amended Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Amended Credit Agreement to be immediately due and payable.
The foregoing summary of the Amended Credit Agreement and the Amended Guaranty is qualified in its entirety by reference to the Amended Credit Agreement and the Amended Guaranty, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.
From time to time, the Company and the Borrower have had customary commercial and/or investment banking relationships with Wells Fargo and/or certain of its affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended, Restated & Consolidated Credit Agreement dated as of April 1, 2014 by and among Parkway Properties LP, Parkway Properties, Inc., Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto

10.2	Amended, Restated & Consolidated Guaranty dated as of April 1, 2014 by the Company and certain subsidiaries of the Company party thereto in favor of Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014                 PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended, Restated & Consolidated Credit Agreement dated as of April 1, 2014 by and among Parkway Properties LP, Parkway Properties, Inc., Wells Fargo Bank, National Association as Administrative Agent and the lenders party thereto

10.2	Amended, Restated & Consolidated Guaranty dated as of April 1, 2014 by the Company and certain subsidiaries of the Company party thereto in favor of Wells Fargo Bank, National Association